Exhibit 10.1

AMENDMENT TO SECURITIES PURCHASE AGREEMENT

This Amendment and Agreement (this “Agreement”) is dated effective as of June 29, 2025, by and between INVO FERTILITY, INC. (the “Company”), and FIVE NARROW LANE LP (the “Holder”, and together with the Company, the “Parties”).

W I T N E S S E T H:

WHEREAS, on October 11, 2024, the Company and the Holder entered into a Joinder Agreement pursuant to which the Company became party to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of January 3, 2024, between the Holder and NAYA Therapeutics Inc. (formerly known as NAYA Biosciences, Inc.);

WHEREAS, on May 22, 2025, the Company and the Holder entered into an Amendment and Exchange Agreement, pursuant to which, among other things, the Company and the Holder amended the Securities Purchase Agreement;

WHEREAS, the Securities Purchase Agreement may be amended by the Company and the Holder;

WHEREAS, the Holder and the Company desire to amend the Securities Purchase Agreement as described below;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder hereby agree as follows:

Article I

AMENDMENT AND EXCHANGE

Section 1.01. Recitals. The Parties agree that the Recitals set forth above are true and correct and are incorporated into this Agreement by this reference.

Section 1.02. Amendment to the Securities Purchase Agreement. The parties herby agree to amend Section 4.16 of the Securities Purchase Agreement to read in its entirety as follows:

“4.16 Additional Investment Right. For so long as that certain Amended and Restated Senior Secured Convertible Debenture of the Company due February 11, 2026, as may be amended, restated, amended and restated, or otherwise modified or exchanged from time to time (the “Debenture”) or shares of Series C-2 Convertible Preferred Stock of the Company (as may be amended, restated, amended and restated, or otherwise modified or exchanged from time to time) are outstanding, the Purchaser shall have the right (the “Additional Investment Right”), exercisable at any time and from time to time, beginning on or after May 22, 2025, to purchase or acquire up to $10,000,000 of aggregate stated value of additional shares of Series C-2 Preferred Stock (the “AIR Preferred Shares”), provided that any Additional Investment Right may only be exercised in a minimum amount of $200,000 of AIR Preferred Shares and provided further that the Purchaser may to elect to either (i) purchase the AIR Preferred Shares for cash (an “AIR Purchase”) or (ii) receive such AIR Preferred Shares in exchange for all or a portion of the Debenture, with the aggregate stated value of such AIR Preferred Shares received in such exchange equal to the principal amount of the Debenture so exchanged, plus any accrued and unpaid interest thereon (an “AIR Exchange”). The AIR Preferred Shares shall have the same terms as the Series C-2 Preferred Stock then outstanding, provided that, upon the later of (i) Stockholder Approval Date and (ii) the issuance of AIR Preferred Shares, the conversion price in the AIR Preferred Shares and Series C-2 Preferred Stock shall be deemed to be the lowest of (i) the Conversion Price as in effect on the date that the Holder exercises such Additional Investment Right, and (ii) the greater of (x) the Floor Price (as defined in the Series C-2 Certificate of Designations) and (y) 85% of the arithmetic average of the three (3) lowest VWAPs during the ten (10) Trading Days prior to the date the Purchaser exercises its Additional Investment Right. For a Purchaser to exercise such Additional Investment Right, Purchaser shall deliver written notice to the Company (“AIR Exercise Notice”), stating its election to exercise the Additional Investment Right, the specific dollar amount with respect to the AIR Preferred Shares to be purchased and/or exchanged for by such Purchaser (“Subsequent Amount”), and whether such AIR Preferred Shares will be acquired pursuant to either an AIR Purchase or an AIR Exchange. Within two (2) business days of its receipt of the AIR Exercise Notice, the Company shall notify the Purchaser of the date on which such purchase and sale shall occur (each such closing, the “AIR Subsequent Closing”). The AIR Subsequent Closing shall occur no later than two (2) business days (each such date, the “AIR Subsequent Closing Date”) following receipt by the Company of the AIR Exercise Notice unless otherwise mutually agreed upon by the Purchaser and Company.

On or prior to the AIR Subsequent Closing Date:

(i) the Company shall deliver or cause to be delivered to each such exercising Purchaser:

(A) a legal opinion of Company Counsel, in a form reasonably acceptable to the Purchaser,

(B) a copy of the Irrevocable Transfer Agent Instructions to issue the AIR Preferred Shares, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent;

(C) A certificate, duly executed by the Chief Executive Officer or Chief Financial Officer of the Company, dated as of the Closing Date, certifying that each and every representation and warranty of the Company shall be true and correct as of the date when made and as of the AIR Subsequent Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specific date) and the Company shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the AIR Subsequent Closing Date;

(D) Wire transfer instructions of the Company (if the Purchaser elects an AIR Purchase);

(E) Such other documents, instruments or certificates relating to the transactions contemplated by this Agreement as such Purchaser or its counsel may reasonably request; and

(ii) each Purchaser shall deliver to the Company either (A) in the event of an AIR Purchase, the subscription amount for the applicable Subsequent Amount by wire transfer to the account specified in writing by the Company, or (B) in the event of an AIR Exchange, a duly executed note endorsement for purposes of assigning and transferring all of such Purchaser’s right, title, and interest in and to the portion of the Debenture being exchanged.

The Company agrees and stipulates that, for purposes of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), AIR Preferred Shares acquired pursuant to an AIR Exchange are deemed to have been acquired by the Purchaser on October 11, 2024, pursuant to Rule 144(d)(3)(ii) of the Securities Act.”

Section 1.03. Further Assurances. The Parties agree to sign and deliver such other agreements and instruments, and to do such other acts, as may be reasonably required to carry out the intent and purposes of this Agreement.

Article II

GENERAL PROVISIONS

Section 2.01. Binding Agreement. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, representatives, successors and assigns.

Section 2.02. Severability. The Company and Holder intend and believe that each provision in this Agreement comports with all applicable local, state or federal laws and judicial decisions. However, if any provision or provisions, or if any portion of any provision or provisions, in this Agreement is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision or public policy, and if such court should declare such portion, provision or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of the Company and Holder that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein and that the rights, obligations and interests of the Company and Holder under the remainder of this Agreement shall continue in full force and effect.

Section 2.03. Counterparts. For the convenience of the parties, this Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mail, facsimile or other electronic means shall be effective as a delivery of a manually executed counterpart of this Agreement.

Section 2.04. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK AND APPLICABLE UNITED STATES FEDERAL LAW.

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement is executed effective as of the date first written above.

COMPANY:

INVO FERTILITY, INC.,
a Nevada corporation

By:	/s/ Steven Shum
Steven Shum
Chief Executive Officer

HOLDER:

FIVE NARROW LANE LP
a Delaware York limited partnership

By:	/s/ Joseph Hammer
Joseph Hammer
General Partner

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